Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus dated July 31, 2025, and included in this Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A, File No. 333-107797) of The Weitz Funds (“the Registration Statement”).

We also consent to the incorporation by reference of our report dated May 22, 2024, with respect to the financial statements and financial highlights of Weitz Partners III Opportunity Fund, Weitz Multi Cap Equity Fund, Weitz Large Cap Equity, Weitz Conservative Allocation Fund, Weitz Core Plus Income Fund, Weitz Nebraska Tax Free Income Fund, Weitz Short Duration Income Fund, and Weitz Ultra Short Government Fund (eight of the funds constituting The Weitz Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, MN

July 29, 2025